Exhibit 99.1

GREAT ELM GROUP REPORTS FISCAL 2027 FIRST QUARTER FINANCIAL RESULTS

Advancing Strategic Initiatives Across Credit and Real Estate to Drive Growth and Expand Fee-Paying AUM

Strong Balance Sheet with Over $43 Million of Cash and Cash Equivalents to Support Continued Growth Initiatives

Monomoy REIT Continued Acquisition Momentum, Deploying Approximately $8 Million1 While Building Its Largest Investment Pipeline to Date

Fiscal First Quarter Net Loss of Approximately $4 Million, Narrowed from $7 Million in the Prior-Year Period

Repurchased Approximately 266,000 Shares for $0.6 Million During the First Quarter

Company to Host Conference Call at 8:30 a.m. ET on November 5, 2026

PALM BEACH GARDENS, Florida, November 4, 2026 – Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal first quarter ended September 30, 2026.

Management Commentary

Jason Reese, Chief Executive Officer of the Company, stated, “We made meaningful progress during the quarter on several strategic initiatives designed to drive growth across our alternative asset management platform, expand fee-paying assets under management, and build a more scalable and durable earnings base. While our first quarter financial results reflected the uneven cadence of certain real estate investment sales and headwinds in alternative credit, we remain confident in our ability to execute on our strategic priorities.

In Alternative Credit, GECC remains focused on sustainable investment performance, preserving liquidity, and rebuilding net asset value. We are prioritizing portfolio diversification, credit quality, and disciplined underwriting over incremental yield, while maintaining a measured approach to capital deployment. GECC’s lower leverage, ample liquidity, and manageable debt maturity profile provide flexibility to capitalize on compelling investment opportunities. Our institutional relationships and differentiated sourcing capabilities further enhance our ability to identify investments that we believe can generate attractive risk-adjusted returns and support more consistent earnings over time.

Our Real Estate business continues to demonstrate strong momentum, driven by the expansion of Monomoy REIT's industrial outdoor storage portfolio and our vertically integrated operating capabilities. During the quarter, Monomoy REIT deployed approximately $8 million of committed capital and built its largest acquisition pipeline to date, representing nearly $90 million of potential investments. We also continued to explore capital raising opportunities to support the next phase of growth across the platform.

We continue to actively manage our direct investment portfolio while pursuing opportunities for additional value creation. During the quarter, we received approximately $0.7 million in distributions from our CoreWeave-related equity investment, bringing cumulative distributions to approximately $8.6 million against our original $5.0 million investment, with additional upside potential.

With approximately $43 million of cash and cash equivalents at quarter end, we believe Great Elm is well positioned to support its strategic growth initiatives. We also repurchased shares of our common stock for the twelfth consecutive quarter, reflecting our confidence in the long-term value of the Company. Looking ahead, our priorities remain centered on disciplined capital allocation, growing AUM and recurring fee revenue, and delivering sustainable long-term value for shareholders.”

Fiscal 2027 First Quarter and Recent Highlights

•
Total revenue for the first quarter was $3.3 million, compared to $10.8 million in the prior-year period.
o
Prior-year revenue included approximately $7.4 million from the sale of a build-to-suit property.
•
Net loss was $(4.1) million for the first quarter, compared to net loss of $(7.0) million in the prior-year period.
o
Reduced net loss primarily reflects lower net realized and unrealized losses on the Company's investments compared to the prior-year period.
•
Adjusted EBITDA for the first quarter was $(0.9) million compared to $(0.5) million in the prior-year period.
•
GEG's fee-paying assets under management ("FPAUM") and assets under management ("AUM") totaled approximately $564 million and $760 million, respectively, as of September 30, 2026.
o
FPAUM and AUM decreased by 5% and 3%, respectively, compared to the prior-year period.
•
As of September 30, 2026, GEG had approximately $43.2 million of cash and cash equivalents on its balance sheet to support growth initiatives across its alternative asset management platform.
•
GEG repurchased approximately 266,000 shares in the first quarter at an average price of $2.20 per share.
o
Through October 30, 2026, Great Elm has repurchased approximately 8.4 million shares at an average price of $2.01 per share, equating to $16.8 million since the initiation of the $40 million stock repurchase program, leaving approximately $23.2 million of remaining capacity under the program for future repurchases.

GEG Business Highlights

Alternative Credit

•
GEG received management fees from GECC of $1.0 million for the fiscal first quarter ended September 30, 2026.
•
GECC paid a quarterly cash dividend of $0.25 per share to shareholders in the quarter ended September 30, 2026.
•
GECC's net asset value was $7.40 per share as of September 30, 2026, a decrease of $0.55 per share from $7.95 per share at June 30, 2026, including $0.24 per share of loss attributable to its CLO formation JV investment.
•
During the quarter, GECC redeemed $6.5 million of its GECCI notes, retiring a portion of its highest-cost debt.
•
GECC maintained substantial liquidity and continued to selectively deploy capital into investments that management believes offer attractive, risk-adjusted returns and support improved, long-term portfolio performance.

Real Estate

•
Great Elm Real Estate Ventures (“Real Estate Ventures”), formed in connection with the KLIM strategic partnership, consolidates Great Elm’s three real estate subsidiaries under a single entity. These subsidiaries include:
o
Monomoy CRE ("MCRE"), an asset manager, including serving as manager of Monomoy REIT;
o
Monomoy BTS (“MBTS”), a build-to-suit development arm; and
o
Monomoy Construction Services (“MCS”), a full-service procurement and construction manager.
•
Real Estate Ventures operates as a comprehensive, vertically integrated real estate enterprise serving the Industrial Outdoor Storage ("IOS") sector, reporting significant investment activity during the first quarter.
•
MCRE received investment and property management fees of approximately $1.1 million, growing approximately 18% from the prior-year period.

•
Monomoy REIT acquired four properties in the first quarter, deploying approximately $8.11 million of capital, and continued value-add construction on existing properties.
•
MBTS is nearing completion of its fourth build-to-suit project and acquired two development properties during the quarter for approximately $4.0 million.
o
Subsequent to quarter end, MBTS acquired a third development property for approximately $5.0 million.
•
MCS completed its sixth full quarter of operations, generating $0.7 million of revenue in the quarter.

Investments

•
Great Elm received $0.7 million of distributions from its CoreWeave-related equity investment during the first quarter.
o
Cumulative distributions since inception totaled approximately $8.6 million, or approximately $3.6 million in excess of the original $5.0 million investment.
•
Net realized and unrealized losses on the Company’s investments in GECC common stock and SPVs related to GECC common stock totaled $(0.5) million for the first quarter.

Stock Repurchase Program

As of October 30, 2026, Great Elm repurchased approximately 8.4 million shares at an average price of $2.01 per share, equating to $16.8 million since the initiation of the stock repurchase program, leaving approximately $23.2 million of remaining capacity under the stock repurchase program for future repurchases.

Fiscal 2027 First Quarter Conference Call & Webcast Information

When: Thursday, November 5, 2026, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (877) 407-0752; international callers should dial +1 (201) 389-0912. Participants should enter the Conference ID 13757474 if asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an IOS focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income (loss).

Endnotes

1 Includes estimated future capital expenditures and tenant improvement commitments

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Consolidated Balance Sheets

Dollar amounts in thousands (except per share data)

ASSETS	September 30, 2026	June 30, 2026
Current assets
Cash and cash equivalents	$43,204	$53,474
Receivables from managed funds	3,973	3,954
Investments, at fair value	35,217	32,612
Prepaid and other current assets	1,771	1,671
Real estate assets, net	8,963	2,403
Assets of Consolidated Funds:
Cash and cash equivalents	-	113
Investments, at fair value	-	5,346
Other assets	-	61
Total current assets	93,128	99,634
Identifiable intangible assets, net	10,601	10,879
Goodwill	440	440
Right-of-use assets	3,990	1,238
Other assets	1,854	1,493
Total assets	$110,013	$113,684
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$924	$1,215
Accrued expenses and other current liabilities	3,839	5,932
Debt (face value $26,945)	26,730	-
Related party payables	205	234
Current portion of lease liabilities	579	337
Liabilities of Consolidated Funds:
Accrued expenses and other liabilities	-	11
Total current liabilities	32,277	7,729
Lease liabilities, net of current portion	3,459	923
Debt (face value $26,945)	-	26,658
Convertible notes (face value $36,838 and $36,838, including $17,853 and $17,853 held by related parties, respectively)	36,499	36,474
Other liabilities	1,129	1,091
Total liabilities	73,364	72,875
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 30,940,370 shares issued and 29,941,200 outstanding at September 30, 2026; and 31,139,625 shares issued and 29,778,239 outstanding at June 30, 2026	27	27
Additional paid-in-capital	3,316,275	3,316,289
Accumulated deficit	(3,279,653)	(3,275,507)
Total Great Elm Group, Inc. stockholders' equity	36,649	40,809
Redeemable non-controlling interest in Consolidated Funds	-	-
Total stockholders' equity	36,649	40,809
Total liabilities and stockholders' equity	$110,013	$113,684

Great Elm Group, Inc.

Consolidated Statements of Operations

Dollar amounts in thousands (except per share data)

	For the three months ended September 30,
	2026	2025
Revenues	$3,338	$10,788
Cost of revenues	-	6,748
Operating costs and expenses:
Compensation and benefits	5,034	5,237
Selling, general and administrative	1,487	2,166
Depreciation and amortization	305	342
Expenses of Consolidated Funds	-	21
Total operating costs and expenses	6,826	7,766
Operating loss	(3,488)	(3,726)
Dividends and interest income	1,195	1,238
Interest expense	(1,055)	(1,028)
Net realized and unrealized loss	(803)	(2,861)
Net realized and unrealized loss on investments of Consolidated Funds	-	(1,808)
Interest and other income of Consolidated Funds	-	352
Loss before income taxes	(4,151)	(7,833)
Income tax benefit (expense)	5	(71)
Net loss	$(4,146)	$(7,904)
Less: net loss attributable to non-controlling interest in Consolidated Funds	-	(874)
Net loss attributable to Great Elm Group, Inc. stockholders	$(4,146)	$(7,030)
Net loss attributable to stockholders per share
Basic	$(0.14)	$(0.24)
Diluted	(0.14)	(0.24)
Weighted average shares outstanding
Basic	29,735	28,972
Diluted	29,735	28,972

Great Elm Group, Inc.

Reconciliation from Net Loss to Adjusted EBITDA

Dollar amounts in thousands

	Three months ended September 30,
	2026	2025
Net loss	$(4,146)	$(7,904)
Interest expense	1,055	1,028
Income tax (benefit) expense	(5)	71
Depreciation and amortization	305	342
Non-cash compensation	1,090	1,331
Loss on investments	803	4,669
Adjusted EBITDA	$(898)	$(463)